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EXHIBIT 21.1




                                 SUBSIDIARIES

 *  SunSource Capital Trust
    Organized in the State of Delaware

 *  SunSub A Inc.
    Incorporated in the State of Delaware

 *  SunSub B Inc.
    Incorporated in the State of Delaware

    *  SDI Partners I, L.P.
       Organized in the State of Delaware

    *  SDI Operating Partners, L.P.;
       Organized in the State of Delaware

       *  A & H Holding Company, Inc.;
          Incorporated in the State of Michigan

          *  SunSource Canada Investment Co.
             Incorporated in the Province of Ontario

             *  J. N. Fauver (Canada) Limited;
                Incorporated in the Province of Ontario

             *  A & H Bolt & Nut Company Limited;
                Incorporated in the Province of Nova Scotia

          *  The Fastener Centre, Inc.;
             Incorporated in the State of Michigan

          *  Hydra Power de Mexico;
          *  Incorporated in Bravos Judicial District,
             Juarez, Chihuahua, Mexico

          *  Simco de Mexico;
             Incorporated in Ciudad de Mexico, Mexico